Industry Canada	Industrie Canada
International Trade	Centre de commerce
Centre	international
1505 Barrington Street, 16th Floor	1505, rue Barrington, 16ième étage
P.O. Box 940, Stn. M,	C.P. 940, succursale M
Halifax Nova Scotia	Halifax (Nouvelle-Écosse)
B3J 2V9	B3J 2V9

September 22, 2000

Mr. Michael Oliver

V.P. Operations

Navitrak Engineering Inc.

904 - 1660 Hollis Street

Halifax, Nova Scotia

B3J 1V7

Dear Mr. Oliver:

Subject: PEMD Proiect No. N470834

Amendment to Schedule 1, Year 2

Enclosed is your copy of the fully executed Amended PEMD Agreement for the subject project, under the Market Development Strategies section of the Program for Export Market Development. Also enclosed are Claim for Payment and Market Information Report forms for your use.

Would you please read the Agreement carefully. Your attention is directed in particular to the sections that define and list eligible costs and also to the conditions and requirements that govern the submission of reports and claims. Please be aware that PEMD assistance is not a grant, but a conditionally repayable contribution. The terms and conditions of the legal agreement are binding, and the entire contribution may become repayable if those conditions are not met.

Please note that the Agreement requires you to submit all claims no later than thirty (30) days after the "Activity Expiry Date" of August 16, 2001.

You are further required to submit four Revenue/Sales Reports, the first being due on the Activity Expiry Date of August 16, 2001, and thereafter every twelve months for the next three years.

If you require additional information with respect to the above, please contact Mark Fletcher at (902) 426-6176 or by fax at (902) 426-5218.

Sincerely,

/s/ Alison Tait

Alison Tait

Senior Trade Commissioner

Industry Canada	Industrie Canada
International Trade	Centre de commerce
Centre	international
1505 Barrington Street, 16th Floor	1505, rue Barrington, 16ième étage
P.O. Box 940, Stn. M,	C.P. 940, succursale M
Halifax Nova Scotia	Halifax (Nouvelle-Écosse)
B3J 2V9	B3J 2V9

September 21, 2000

Mr. Michael Oliver

V.P. Operations

Navitrak Engineering Inc.

904 - 1660 Hollis Street

Halifax, Nova Scotia

B3J 1V7

Dear Mr. Oliver:

Subject: PEMD Proiect No. N470834

Amendment to Schedule 1, Year 2

The Department is pleased to inform you that your application for financial assistance under the Market Development Strategies section of the Program for Export Market Development (PEMD) has been approved to a maximum value of $50,000.00. Please examine Schedule 1 carefully, ensuring that all the information is correct.

This offer is open for acceptance for four weeks from the date of this letter. Two copies of the Schedule 1 are enclosed. Please sign both copies of the schedules, and return both copies to the Department. Following receipt by this Department the Agreement and Schedule 1 will be finalized on behalf of the Federal Government. A fully executed Agreement will then be returned to you together with a supply of the required forms and information as to their use.

Trusting that you will find the Agreement acceptable, we look forward to your early response.

If you require additional information with respect to the above, please contact Mark Fletcher at (902) 426-6176 or by fax at (902) 426-5218.

Sincerely,
/s/ Alison Tait
Alison Tait
Sr. Trade Commissioner

Industry Canada	Industrie Canada
International Trade	Centre de commerce
Centre	international
1801 Hollis St.	1801, rue Hollis,
P.O. Box 940, Stn. M.	C.P. 940, succursale M
Halifax Nova Scotia	Halifax (Nouvelle-Écosse)
B3J 2V9	B3J 2V9

November 29, 1999

Mr. Michael Oliver

V.P. Operations

Navitrak Engineering Inc.

904 - 1660 Hollis Street

Halifax, Nova Scotia

B3J 1V7

Dear Mr. Oliver:

Subject: PEMD Proiect No. N470834

Enclosed is your copy of the fully executed PEMD Agreement for the subject project, under the Market Development Strategies section of the Program for Export Market Development. Also enclosed are Claim for Payment and Market Information Report forms for your use.

Would you please read the Agreement carefully. Your attention is directed in particular to the sections that define and list eligible costs and also to the conditions and requirements that govern the submission of reports and claims. Please be aware that PEMD assistance is not a grant, but a conditionally repayable contribution. The terms and conditions of the legal agreement are binding, and the entire contribution may become repayable if those conditions are not met.

Please note that the Agreement requires you to submit all claims no later than thirty (30) days after the "Activity Expiry Date" of August 16, 2000.

You are further required to submit four Revenue/Sales Reports, the first being due on the Activity Expiry Date of August 16, 2000, and thereafter every twelve months for the next three years.

If you require additional information with respect to the above, please contact Mark Fletcher (902) 426-6176 or by fax at (902) 426-5218.

Sincerely,

/s/ Alison Tait

Alison Tait

Senior Trade Commissioner

Program for Export Market Development (PEMD)

Revenue/Sales Report

1. COMPANY INFORMATION	PEMD Project #N470834	ID: 123456263311	Please enter any changes below
Company: Navitrak Engineering Inc.		Company:
Mailing	904 – 1660 Hollis Street	Mailing
address:	Halifax	address:
	Nova Scotia
	B3J 1V7
Contact: Mr. Michael Oliver		Contact:
Phone: (902) 429-1438	Fax: (902) 429-1592	Phone: ( )		Fax: ( )
Activity: Market Development Strategies			1. Authorized contribution...	$100000.00
Report	This report cover the period from	Date of last report	2. Contribution rcvd to date.	$75066.83
1 of 4	August 16, 1999 to August 16, 2001		3. Amount repaid to date....	$0.00
			4. Balance (2 less 3 above)...	$75066.83

2.	REVENUE/SALES INFORMATION (Provide all financial data in Canadian dollars).
List all export revenue/sales of your company's products or services within the reporting period...
to the target market...	United States ...
total of all target market countries ...
less base of sales ...	$92592.00
============
Balance ...
4% of balance (if greater than $0) ...	*

* Calculate your payment based on total PEMD project contribution received (less any amounts repaid). If there is a discrepancy between the data above and the terms of the PEMD Agreement, the Agreement shall take precedence.

If these sales are significantly below your anticipated sales levels, please offer an explanation below...
Comments/Explanation:

3.	REPAYMENT	Have you enclosed a repayment based on the terms outlined in your legal agreement with the Department?
Yes ☐	Amount of cheque $______________	No ☐	If no, explain:
Make payable to: Receiver General for Canada
Return to:
Industry Canada
Attn: Kim Lambert
P.O Box 940 Station M
1505 Barrington Street, 16th Floor
Halifax, NS
B3J 2V9

4.	CERTIFICATION
I hereby certify that the above information is correct and complete.
(The accuracy of reported sales may be subject to audit by the Department.)

Name of Authorized Company Officer
Title

Date:	Signature

International Trade	Commerce international
Canada	Canada

November 10, 2004

Mr. Joel Strickland

Chief Executive Officer

Navitrak International Corporation

904 - 1660 Hollis Street

Nova Scotia

B3J 1V7

Dear Mr. Strickland:

Re: PEMD Agreement Number N 470834

This has reference to your email of October 18, 2004 requesting that we defer to November 15, 2005 the start of repayment of the total amount owed the Crown of $40,401.78 (plus interest) in respect of the above mentioned agreement. It is understood that this is the second time that a request for a deferral has been made and that the original $1,000 per month schedule will be adhered to by your company.

As indicated in my email of November 9, 2004, we agree to your request. Your monthly repayments will comprise thirty-nine (30) cheques of $1,000 each, plus one (1) cheque of $1,401.78. Repayments will commence on November 15, 2005 and terminate on February 15, 2009. As you are no doubt aware, interest will be assessed on outstanding balances and a final payment to cover accrued interest charges must be submitted upon receipt of your February, 2009 Statement of Account which will be sent to you by our Finance Department.

As a matter of information, interest is charged on outstanding balances in accordance with the Interest and Administration Charges Regulations. Where an amount is owing, interest, calculated and compounded monthly at the average bank rate plus 3%, is payable on that amount and accrues during the period beginning on the due date and ending on the day before the day on which payment is received. If a partial payment is made, the period for which interest is payable, in respect of the amount paid, ends on the day before the day on which the partial payment is received.

Interest charges will be calculated and posted against company accounts on the last business day of each month. The monthly rates that will be used can be found at the following website: http://www.pwgsc.gc.ca/recgen/text/old-podd-e.html or at: http://www.pwgsc.gc.ca/recgen/text/podd-e.html

As per yesterday's discussion, would you please provide this office with a signed copy of the Purchase Agreement between Navitrak International Corporation, Navitrak Engineering Incorporated and all subsidiary companies and Blackstone Holdings Corporation AND a copy of your audited consolidated financial statements for 2004, and every year thereafter until the PEMD contribution has been repaid in full.

Lastly, prior to commencement of your repayments, (i.e, in October, 2005), please contact either myself at (613) 996-7156 or Mrs. Emelina Grant at (613) 996-8711 regarding the submission of your company's post-dated cheques covering the first year's repayments from November 15, 2005 to November 15, 2006.

If you have any questions concerning the foregoing, please do not hesitate to contact the undersigned by phone, fax (613) 995-5773 or email at: mary-anne.killeen@international.gc.ca

Yours truly,

/s/ Mary-Anne Killeen

Mary Anne Killeen

Manager, PEMD Audit & Recoveries

PEMD & eServices Division (TCE)

International Trade Canada

125 Sussex Drive

Ottawa, Ontario

K1A 0G2

cc:	Mrs. Emelina Grant

TCE

Ms. Debbie Taylor

ITC - Halifax

Department of Foreign Affairs	Ministère des Affaires étrangères
and International Trade	et du Commerce international

Trade Commissioner Service	Service des délégués commerciaux

November 24, 2003

UNCLASSIFIED

Mr. Joel Strickland

Chief Executive Officer

Navitrak International Corporation

904-1660 Hollis Street

Halifax, Nova Scotia

B3J 1V7

Dear Mr. Strickland:

Re: PEMD Project 470834 - Settlement Proposal Without Prejudice

With regard to my letter dated October 24, 2003, this is a new settlement agreement. We have agreed to differ the start of 22 monthly payments of $1,000 and one payment of $1,021 to November 15, 2004 and terminating September 15, 2006. These payments will be first used against your capital-owing, with the interest paid at the end.

If you have any questions, please do not hesitate to contact me.

Yours sincerely,

/s/ Catherine Nagy

Catherine Nagy

Deputy Director

Export Development Division

(TCE)

Department of Foreign Affairs	Ministère des Affaires étrangères
and International Trade	et du Commerce international

Trade Commissioner Service	Service des délégués commerciaux

October 24, 2003

UNCLASSIFIED

Mr. Joel Strickland

Chief Executive Officer

Navitrak International Corporation

904-1660 Hollis Street

Halifax. Nova Scotia

B3J 1V7

Dear Mr. Strickland

Re: PEMD Project 470834 - Settlement Proposal Without Prejudice

This is in reference to your e-mails concerning repayment of the amount of $28,021.46 owed the Crown. This amount is based on export sales information provided in your first, second and third Revenue Sales Reports which covered the period from August 18, 1999 to August 18, 2003.

As outlined in your e-mail we agree to accept a repayment of $5,000.00 immediately. It will be followed by 22 payments of $1,000 each and one payment for $1,021 commencing December 15, 2003 and terminating October 15, 2005. Interest will be added to outstanding balances in accordance with Federal legislation and regulations.

Your cheques should be made payable to the Receiver General for Canada and forwarded to the attention of Mrs. Emelina Grant, PEMD Financial Coordinator at the address indicated below:

Export Development Division (TCE)

Department of Foreign Affairs & International Trade

125 Sussex Drive

Ottawa, Ontario

K1A 0G2

As you may be aware, until the amount owed the Crown has been paid in full, further requests for PEMD assistance cannot be considered.

UNCLASSIFIED

If you have any questions concerning this matter please do not hesitate to contact the undersigned at (613) 996-1408.

Yours sincerely,

/s/ Catherine Nagy

Catherine Nagy

Deputy Director

Export Development Division

(TCE)